Exhibit 99.B(j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the Boston Partners Investment Funds (Institutional Class and Investor Class), Summit Global Investments Funds (Class A, Retail, I and C Shares), Abbey Capital Futures Strategy Fund (I,  A and C Shares), Campbell Dynamic Trend Fund (formerly, Campbell Core Trend Fund) (Institutional Shares) and Campbell Multi-Asset Carry Fund (formerly, Campbell Core Carry Fund) (Institutional Shares) dated December 31, 2016, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the Boston Partners Investment Funds, Summit Global Investments Funds, Abbey Capital Futures Strategy Fund, Campbell Dynamic Trend Fund (formerly, Campbell Core Trend Fund) and Campbell Multi-Asset Carry Fund (formerly, Campbell Core Carry Fund) dated December 31, 2016, and to the incorporation by reference of our reports dated October 28, 2016 in the Registration Statement of The RBB Fund, Inc. (Form N-1A) (Post-Effective Amendment No. 207 to File No. 33-20827) with respect to the financial statements and financial highlights of Boston Partners Small Cap Value Fund II, Boston Partners Long/Short Equity Fund, Boston Partners Long/Short Research Fund, Boston Partners All-Cap Value Fund, WPG Partners Small/Micro Cap Value Fund, Boston Partners Global Equity Fund, Boston Partners Global Long/Short Fund, Boston Partners Emerging Markets Long Short Fund, Summit Global Investments U.S. Low Volatility Equity Fund, Summit Global Investment Small Cap Low Volatility Fund, Abbey Capital Futures Strategy Fund, Campbell Dynamic Trend Fund (formerly, Campbell Core Trend Fund) and Campbell Multi-Asset Carry Fund (formerly, Campbell Core Carry Fund) (thirteen of the portfolios constituting The RBB Fund, Inc.) (the “Funds”), included in the Funds’ Annual Reports to shareholders for the year ended August 31, 2016.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 23, 2016